Exhibit 10.1

FIRST AMENDMENT TO THE

OAK VALLEY COMMUNITY BANK

AMENDED AND RESTATED

SALARY CONTINUATION AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) is adopted this 1st day of July, 2016 by and between Oak Valley Community Bank (the “Company”), and Christopher M. Courtney (the “Executive”).

The Company and the Executive implemented the Amended and Restated Salary Continuation Agreement effective January 1, 2008 (the “Agreement”) to provide retirement benefits to the Executive. The Bank and the Executive now wish to amend the Agreement to (i) change the Normal Retirement and Change in Control benefit payment terms and (ii) cease accruals as of June 30, 2016.

Now, therefore, the Company and the Executive amend the Agreement as follows.

As of June 30, 2016, the Company has accrued Six Hundred Twenty-Five Thousand Two Hundred Ninety-One Dollars ($625,291) with respect to the benefits to be paid under the Agreement. For purposes of the Agreement, this amount shall be considered the “Accrual Balance”.

Sections 2.1.1 and 2.1.2 of the Agreement shall be deleted and replaced by the following:

2.1.1     Amount of Benefit. The annual benefit under this Section 2.1 is Ninety-Eight Thousand Two Hundred Ninety-Eight Dollars ($98,298).

2.1.2     Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the sixty-first (61st) month following Termination of Employment and continuing for one hundred twenty (120) months.

Section 2.2.1 of the Agreement shall be deleted and replaced by the following:

2.2.1     Amount of Benefit. The benefit under this Section 2.2 is the Accrual Balance.

Section 2.3.1 of the Agreement shall be deleted and replaced by the following:

2.3.1     Amount of Benefit. The benefit under this Section 2.3 is the Accrual Balance.

Sections 2.4, 2.4.1 and 2.4.2 of the Agreement shall be deleted and replaced by the following:

2.4     Change in Control Benefit. If a Change in Control occurs, followed within twenty-four (24) months by Separation of Service prior to Normal Retirement Age, the Company shall pay the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

2.4.1     Amount of Benefit. The annual benefit under this Section 2.4 is Ninety-Eight Thousand Two Hundred Ninety-Eight Dollars ($98,298).

2.4.2     Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the sixty-first (61st) month following Termination of Employment and continuing for one hundred twenty (120) months.

Article 3 of the Agreement shall be deleted and replaced by the following:

Article 3

Death Benefits

3.1     Death Prior to Termination of Employment. In the event the Executive dies prior to Termination of Employment, the Company shall pay the Beneficiary the Accrual Balance in lieu of any other benefit hereunder. The benefit will be paid in a lump sum within sixty (60) days following the Executive’s death, with the precise payment date determined by the Employer in its sole discretion.

3.2     Death Following Termination of Employment. In the event the Executive dies following Termination of Employment, the Company shall pay the Beneficiary the same amounts at the same times as the Company would have paid the Executive had the Executive survived.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Amendment.

Executive:	Company:

/s/ Christopher M. Courtney	By:	/s/ Richard A. McCarty
Christopher M. Courtney	Title:	Senior Executive Vice President/Chief Administrative Officer

Schedule A- Courtney - Amended and Restated Agreement

Values		Discount	Benefit	Accrual	Early Termination		Change in
as of		Rate	Level	Balance	(Not for Cause)	Disability	Control	Death Benefit

			Annual Amount		Lump Sum at	Lump Sum at	Annual Amount	Lump Sum at
			For 10 years starting 61 months after termination		Separation of Service	Separation of Service	For 10 years starting 61 months after termination	Separation of Service
Jun	2016	4.50%	$98,298	$625,291	$625,291	$625,291	$98,298	$625,291
Dec	2016	4.50%	$98,298	$639,321	$639,321	$639,321	$98,298	$639,321
Dec	2017	4.50%	$98,298	$668,091	$668,091	$668,091	$98,298	$668,091
Dec	2018	4.50%	$98,298	$698,155	$698,155	$698,155	$98,298	$698,155
Dec	2019	4.50%	$98,298	$729,572	$729,572	$729,572	$98,298	$729,572
Dec	2020	4.50%	$98,298	$762,403	$762,403	$762,403	$98,298	$762,403
Dec	2021	4.50%	$98,298	$796,711	$796,711	$796,711	$98,298	$796,711
Dec	2022	4.50%	$98,298	$796,711	$796,711	$796,711	$98,298	$796,711
Dec	2023	4.50%	$98,298	$796,711	$796,711	$796,711	$98,298	$796,711
Dec	2024	4.50%	$98,298	$796,711	$796,711	$796,711	$98,298	$796,711
Jan	2025	4.50%	$98,298	$796,711	$796,711	$796,711	$98,298	$796,711